        EX-99.1
IDEX Corporation to Acquire Mott Corporation, Expanding Applied Materials Science Technology Capabilities Across High-Value End Markets
•Enhances ability to deliver innovative, customized, and highly technical micro-precision solutions that are increasingly essential to customer product performance
•Increases opportunities in semiconductor wafer fab equipment, energy transition, medical technologies, space & defense, and water purification industries
•Complements successful integration of the Muon Group, Iridian Spectral Technologies, and STC Material Solutions, providing unique process-based capabilities working with specialized materials
•Drives near- and long-term value creation through implementation of 8020 and the IDEX Operating Model

NORTHBROOK, Ill., July 23, 2024-- IDEX Corporation (NYSE: IEX) (“IDEX”) today announced it has entered into a definitive agreement to acquire Mott Corporation and its subsidiaries (“Mott”) for cash consideration of $1 billion (the “transaction”), subject to customary adjustments. When adjusted for the present value of expected tax benefits of approximately $100 million, the net transaction value is approximately $900 million. This represents approximately 19x Mott’s forecasted full year 2024 EBITDA and a mid-teens multiple based on forecasted 2025 EBITDA. The transaction is expected to be accretive to adjusted earnings per share in fiscal year 2026.
Mott is a leader in the design and manufacturing of sintered porous material structures and flow control solutions, with deep applied material science knowledge and process control capabilities. For more than 60 years, Mott has solved highly complex engineering challenges by co-innovating with the world’s largest technical brands and OEMs in dynamic markets including semiconductor, energy, water, and space.
“Mott’s business fits the IDEX sweet spot of highly engineered, configurable mission-critical components focused on scalable select applications. The addition of Mott represents an important step in our evolution, as we continue building our differentiated capabilities in applied materials technologies. Mott brings advanced technical and application expertise that will expand our capabilities in high-value end markets and open new organic growth opportunities. Our focus on driving profitable growth through the enterprise-wide application of 80/20 is expected to yield material benefits,” said Eric D. Ashleman, Chief Executive Officer and President of IDEX. “The addition of Mott supports our strategy to deliver long-term, compounding value to our customers, employees, and shareholders, which includes targeted inorganic growth funded by strong cash flow generation. With shared cultural values, including a deep passion for solving customer challenges through technical capabilities and innovative solutions, our great teams combine to offer meaningful go-to-market opportunities. We look forward to welcoming the over 500 Mott employees to IDEX.”
Transaction Expected to Deliver Significant Strategic and Financial Benefits
Expands applied material science technologies portfolio: Brings scale to IDEX’s growing suite of focused, high-value businesses – including IDEX Optical Technologies, the Muon Group, and recently acquired Iridian Spectral Technologies and STC Material Solutions – that address customer demand for novel solutions and expertise across advanced materials, microscale features, precision components, and proprietary production processes.
Extends similar value proposition into new customer relationships: Like IDEX, Mott develops and delivers essential products and solutions that represent a modest cost relative to the scale of the overall systems and processes that they support. Mott’s strong tradition of innovating closely with OEM customers brings additive, long-term customer relationships, enabling efficient integration into the IDEX family.
Extends capabilities to address unique customer needs: Adds advanced customization and system-design capabilities, deepening IDEX’s position as an innovation partner. This allows IDEX to further address customer needs for extremely precise solutions in fluidic applications from the product to system-level, including the opportunity to offer tailored, cross-functional products. For example, we expect Mott, IDEX Health & Science, Muon, and our Material Processing Technologies businesses to find additive commercial and technology solutions for medical device, healthcare and biotech customers. Within transitioning energy markets, Mott and IDEX’s pneumatics businesses could bring operational and applications expertise to meet customer needs for more efficiency and lower carbon emissions.
Enhances positioning across high-value end markets: Bolsters ability to grow presence in select, technology-enabled applications with substantial growth potential, including across semiconductor wafer fab equipment, the energy transition, medical technologies, space & defense, and water purification.
Adds to long-term growth and margin profile: Combines the technical and commercial excellence of IDEX with leading-edge innovation, technology, and R&D expertise of Mott, which is anticipated to yield meaningful commercial growth synergies over the next three years and drive EBITDA expansion through the proven application of 80/20 as part of the IDEX Operating Model.
“We’re excited to join an industry leader with a strong record of helping customers solve their toughest problems. Mott brings applied material science, chemistry, and application expertise, an additive and complementary customer base, and a growing pipeline of opportunities. When combined with the scale of IDEX, industry-leading positions, and deep technological know-how, this will yield meaningful synergies and benefits. Our culture and capabilities align with IDEX, and our employees will add tremendous value to the company, just as they’ve driven Mott’s growth for generations.” said Boris Levin, President and Chief Executive Officer of Mott.
In 2024, Mott is expected to generate approximately $200 million of revenue, with an EBITDA margin in the low 20s. Mott will join IDEX’s Health & Science Technologies segment. The transaction will be funded through a combination of cash on hand, borrowings from IDEX’s current credit facility, and potential debt issuance, and it is expected to close by the end of the third quarter of 2024, subject to regulatory approvals and customary closing conditions.
Conference Call Information
IDEX will host a conference call to discuss the transaction at 9:30 am Central Time (CDT) today. The conference call will be webcast live from IDEX’s investor relations website at https://investors.idexcorp.com. The conference call can also be accessed live over the phone by dialing 1-877-709-8150 or +1 201-689-8354. The conference ID is 13747873. A replay will be available approximately three hours after the call and can be accessed by dialing 877-660-6853 or +1 201-612-7415 for international callers. The replay will be available through August 23, 2024.
About IDEX
IDEX Corporation (NYSE: IEX) designs and builds engineered products and mission-critical components that make everyday life better. IDEX precision components help craft the microchip powering your electronics, treat water so it is safe to drink, and protect communities and the environment from sewer overflows. Our optics enable communications across outer space, and our pumps move challenging fluids that range from hot, to viscous, to caustic. IDEX components assist healthcare professionals in saving lives as part of many leading diagnostic machines, including DNA sequencers that help doctors personalize treatment. And our fire and rescue tools, including the industry-leading Hurst Jaws of Life®, are trusted by rescue workers around the world. These are just some of the thousands of products that help IDEX live its purpose – Trusted Solutions, Improving Lives™. Founded in 1988 with three small, entrepreneurial manufacturing companies, IDEX now includes more than 50 diverse businesses around the world. With about 8,800 employees and manufacturing operations in more than 20 countries, IDEX is a diversified, high-performing, global company with approximately $3.3 billion in annual sales.
For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com
About Mott
Mott is a leading microfiltration business specializing in the design, customization, and manufacturing of sintered porous metal components and engineered solutions used in fluidic applications. Mott combines design expertise for thousands of applications with the power of cutting-edge technology to create highly engineered products. Founded in 1959 in Farmington, CT, Mott is globally known for its reliability and unmatched dependability, serving the highest-cost of failure applications. With approximately 500 employees, Mott partners with world-class customers with demanding technical specifications to design, engineer, produce, and employ innovative products to solve their most challenging filtration and flow control problems.
Use of Non-GAAP Financial Information
IDEX prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). IDEX supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision-making because certain of these non-GAAP metrics exclude items not reflective of ongoing operations. Non-GAAP financial performance metrics should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. EBITDA margin is calculated as EBITDA divided by net sales.

IDEX has not provided a reconciliation of Mott’s expected EBITDA and EBITDA margin for fiscal year 2024 or 2025 because we are unable to quantify certain amounts that would be required to be included in Mott’s contribution to net income without unreasonable efforts. In addition, IDEX believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements regarding the expected benefits of the acquisition of Mott, the expected impact of the acquisition on IDEX’s product offerings or proposed product offerings, IDEX’s combined existing and new customers and access to high-value end markets, the enhancement of IDEX’s business strategy, integration plans, the expected growth opportunities, profitability and synergies resulting from the acquisition, including the timing of such expected synergies, the present value of expected tax benefits, the anticipated long-term value to IDEX’s shareholders, the projected revenue, EBITDA and EBITDA margin of Mott and the related impact and timing for such impact on IDEX’s earnings, return on invested capital, and the expected timing for the closing of the transaction. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this press release. The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates and other competitive factors and levels of capital spending in certain industries; the impact of catastrophic weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks and wars; risks relating to the satisfaction of the closing conditions set forth in the definitive agreement; IDEX’s ability to integrate Mott and to acquire, integrate and operate other acquired businesses on a profitable basis; cybersecurity incidents; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which IDEX operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in IDEX’s most recent annual report on Form 10-K and IDEX’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in IDEX’s filings with the SEC. The forward-looking statements included here are only made as of the date of this press release and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

Investor Contact:
Wendy Palacios
Vice President, FP&A and Investor Relations
(847) 457-3723
wpalacios@idexcorp.com

Media Contact:
Mark Spencer
Vice President, Global Communications
(847) 457-3793
mdspencer@idexcorp.com